Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FULL YEAR AND FOURTH QUARTER ENDED
DECEMBER 31, 2017

FULL YEAR
- Net revenues increased 9% at actual rates and 6% at constant rates to US$ 574.2 million -
- Operating income increased 23% at actual rates and 19% at constant rates to US$ 129.9 million -
- OIBDA increased 21% at actual rates and 17% at constant rates to US$ 165.5 million -

FOURTH QUARTER
- Net revenues increased 15% at actual rates and 5% at constant rates to US$ 196.2 million -
- Operating income increased 27% at actual rates and 16% at constant rates to US$ 57.8 million -
- OIBDA increased 27% at actual rates and 15% at constant rates to US$ 67.6 million -

HAMILTON, BERMUDA, February 8, 2017 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the full year and three months ended December 31, 2017.

Following the previously announced agreement to sell our Croatia and Slovenia operations, these businesses are classified as held for sale and presented as discontinued operations for all periods. The discussion in this release relates to our continuing operations in the four remaining operating segments.

Operational and financial highlights:

•	TV advertising revenues increased 8% at actual rates and 5% at constant rates in 2017.

•	Carriage fees and subscription revenues increased 17% at actual rates and 15% at constant rates.

•	OIBDA increased 21% at actual rates and 17% at constant rates, resulting in OIBDA margin expansion of nearly 300 basis points to 29%.

•	Operating income increased 23% at actual rates and 19% at constant rates.

•	Unlevered free cash flow in 2017 increased 19% at actual rates, while lower debt service obligations contributed to a 61% increase in net cash generated from continuing operations.

•
In 2018, we anticipate using increased cash generated by the business, proceeds from the sale of our operations in Croatia and Slovenia, expected proceeds from warrant exercises, and savings from lower debt service obligations to repay a significant balance of principal on our outstanding long-term debt. Taken together, these actions would result in a net leverage ratio around 3x by the end of the year.

•	Upon closing of the sale transaction and repayment of debt, we expect our average borrowing cost to be 4.5%.

Michael Del Nin, co-Chief Executive Officer, commented: "Our 2017 results represent our fourth straight year of both uninterrupted margin expansion and actual OIBDA growth above 20%. We anticipate that revenue growth, combined with our ongoing focus on cost containment, will drive another year of robust growth in profitability and continued margin expansion in 2018. Together with lower debt and reduced borrowing costs, this sets us up for a process of accelerated deleveraging that we think will characterize the year ahead."

Christoph Mainusch, co-Chief Executive Officer, added: "2017 was another outstanding year for CME and the positioning of our operations sets us up for additional success in 2018. We increased our audience share in three out of four countries, driving the gap between us and our closest commercial competition wider, both in prime time and all day. We also made important progress in diversifying our revenues. We expect to continue building on these successes, as we invest and innovate to remain the best partner for advertisers in our countries."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

- continued -

Consolidated results for the years ended December 31, 2017 and 2016 were:

	RESULTS
(US$ 000's, except per share data)	For the Year Ended December 31,
	2017	2016	% Actual	% Lfl (1)
Net revenues	$574,212	$526,174	9.1%	5.5%
Operating income	129,949	105,532	23.1%	18.8%
Operating margin	22.6%	20.1%	2.5 p.p.	2.5 p.p.
OIBDA	165,532	136,908	20.9%	16.5%
OIBDA margin	28.8%	26.0%	2.8 p.p.	2.7 p.p.
Income / (loss) from continuing operations	54,053	(164,425)	NM (2)	NM (2)
Income / (loss) from continuing operations per share - basic	0.17	(1.18)	NM (2)	NM (2)
Income / (loss) from continuing operations per share - diluted	$0.15	$(1.18)	NM (2)	NM (2)

Consolidated results for the three months ended December 31, 2017 and 2016 were:

	RESULTS
(US$ 000's, except per share data)	For the Three Months Ended December 31,
	2017	2016	% Actual	% Lfl (1)
Net revenues	$196,154	$170,027	15.4%	4.6%
Operating income	57,750	45,461	27.0%	15.7%
Operating margin	29.4%	26.7%	2.7 p.p.	2.8 p.p.
OIBDA	67,639	53,456	26.5%	14.8%
OIBDA margin	34.5%	31.4%	3.1 p.p.	3.1 p.p.
Income from continuing operations	36,715	21,370	71.8%	52.8%
Income from continuing operations per share - basic	0.13	0.07	85.7%	62.5%
Income from continuing operations per share - diluted	$0.10	$0.06	66.7%	63.2%
(1)% Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its full year and fourth quarter results on Thursday, February 8, 2018 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1 646-828-8193 ten minutes prior to the start time and reference passcode 9973091. The conference call will be audio webcasted live via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in CME's Annual Report on Form 10-K for the period ended December 31, 2017 as well as the following: the effect of changes in global and regional economic conditions and the extent, timing and duration of the recovery in our markets; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our ability to refinance our existing indebtedness; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; our ability to consummate the sale of our operations in Croatia and Slovenia; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Annual Report on Form 10-K for the period ended December 31, 2017. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission on February 8, 2018.
We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company continuing to operate leading businesses in four Central and Eastern European markets with an aggregate population of more than 40 million people. CME's continuing operations broadcast 26 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International, MTV Romania and PRO TV Chisinau) and the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)

	For the Year Ended
	December 31,
	2017	2016
Net revenues	574,212	526,174
Operating expenses:
Content costs	254,061	238,063
Other operating costs	49,864	54,949
Depreciation of property, plant and equipment	26,991	23,106
Amortization of broadcast licenses and other intangibles	8,592	8,270
Cost of revenues	339,508	324,388
Selling, general and administrative expenses	104,755	96,254
Operating income	129,949	105,532
Interest expense	(70,633)	(111,389)
Loss on extinguishment of debt	(101)	(150,158)
Non-operating income / (expense), net	16,321	(2,074)
Income / (loss) before tax	75,536	(158,089)
Provision for income taxes	(21,483)	(6,336)
Income / (loss) from continuing operations	54,053	(164,425)
Loss from discontinued operations, net of tax	(4,626)	(16,172)
Net income / (loss)	49,427	(180,597)
Net loss attributable to noncontrolling interests	341	306
Net income / (loss) attributable to CME Ltd.	$49,768	$(180,291)

PER SHARE DATA:
Net income / (loss) per share:
Continuing operations — basic	$0.17	$(1.18)
Continuing operations — diluted	0.15	(1.18)
Discontinued operations — basic	(0.03)	(0.10)
Discontinued operations — diluted	(0.03)	(0.10)
Net income / (loss) attributable to CME Ltd. per share - basic	0.14	(1.28)
Net income / (loss) attributable to CME Ltd. per share - diluted	$0.12	$(1.28)

Weighted average common shares used in computing per share amounts (000's):
Basic	155,846	151,017
Diluted	236,404	151,017

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended
	December 31,
	2017	2016
Net revenues	$196,154	$170,027
Operating expenses:
Content costs	79,847	71,125
Other operating costs	14,117	14,176
Depreciation of property, plant and equipment	7,646	5,972
Amortization of broadcast licenses and other intangibles	2,243	2,023
Cost of revenues	103,853	93,296
Selling, general and administrative expenses	34,551	31,270
Operating income	57,750	45,461
Interest expense	(15,860)	(20,749)
Non-operating income / (expense), net	3,538	(3,712)
Income before tax	45,428	21,000
(Provision) / Credit for income taxes	(8,713)	370
Income from continuing operations	36,715	21,370
Income / (loss) from discontinued operations, net of tax	4,121	(201)
Net income	40,836	21,169
Income attributable to noncontrolling interests	(193)	(81)
Net income attributable to CME Ltd.	$40,643	$21,088

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.13	$0.07
Continuing operations — diluted	0.10	0.06
Discontinued operations — basic	0.02	0.00
Discontinued operations — diluted	0.01	0.00
Net income attributable to CME Ltd. per share - basic	0.15	0.07
Net income attributable to CME Ltd. per share - diluted	$0.11	$0.06

Weighted average common shares used in computing per share amounts (000's):
Basic	156,637	154,349
Diluted	241,680	219,450

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$54,903	$40,606
Other current assets	261,715	238,574
Current assets held for sale	148,156	61,240
Total current assets	464,774	340,420
Property, plant and equipment, net	103,648	89,080
Goodwill and other intangible assets, net	1,042,764	879,668
Other non-current assets	16,869	21,273
Non-current assets held for sale	—	60,276
Total assets	$1,628,055	$1,390,717

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$143,893	$134,378
Current portion of long-term debt and other financing arrangements	2,960	1,228
Other current liabilities	9,280	8,467
Current liabilities held for sale	32,131	27,491
Total current liabilities	188,264	171,564
Long-term portion of long-term debt and other financing arrangements	1,085,714	1,001,408
Other non-current liabilities	95,254	67,963
Non-current liabilities held for sale	—	1,415
Total liabilities	$1,369,232	$1,242,350

Series B Convertible Redeemable Preferred Stock	264,593	254,899

EQUITY
Common Stock	11,639	11,476
Additional paid-in capital	1,905,779	1,910,244
Accumulated deficit	(1,735,768)	(1,785,536)
Accumulated other comprehensive loss	(187,438)	(243,988)
Total CME Ltd. shareholders' deficit	(5,788)	(107,804)
Noncontrolling interests	18	1,272
Total deficit	$(5,770)	$(106,532)
Total liabilities and equity	$1,628,055	$1,390,717

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)

	For the Year Ended
	December 31,
	2017	2016
Net cash generated from continuing operating activities	95,321	59,387
Net cash used in continuing investing activities	(24,742)	(22,201)
Net cash used in continuing financing activities	(58,154)	(22,472)
Net cash used in discontinued operations	(8,573)	(32,108)
Impact of exchange rate fluctuations on cash and cash equivalents	10,445	(1,120)
Net increase / (decrease) in cash and cash equivalents	$14,297	$(18,514)

Supplemental disclosure of cash flow information for continuing operations:
Cash paid for interest (includes mandatory cash-pay guarantee fees)	$40,619	$50,611
Cash paid for guarantee fees that may be paid in kind	1,735	7,464
Cash paid for income taxes, net of refunds	$14,839	$290

Supplemental disclosure of non-cash items for continuing operations:
Interest and related guarantee fees paid in kind	$23,137	$36,491
Accretion on Series B Convertible Redeemable Preferred Stock	$9,694	$13,701

Segment Data
We manage our business on a geographical basis, with four reporting segments: Bulgaria, the Czech Republic, Romania and the Slovak Republic. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. Stock-based compensation and certain other items are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their respective OIBDA. Intersegment revenues and profits have been eliminated in consolidation.

Below are tables showing our net revenues and OIBDA by segment for the three and twelve months ended December 31, 2017 and 2016:

	For the Year Ended December 31,
(US $000's)	2017	2016	%Act	%Lfl (1)
Net revenues
Bulgaria	$77,341	$72,651	6.5%	3.7%
Czech Republic	209,041	190,372	9.8%	3.5%
Romania	191,244	172,951	10.6%	9.5%
Slovak Republic	97,721	90,549	7.9%	4.7%
Intersegment revenues	(1,135)	(349)	NM (2)	NM (2)
Total net revenues	$574,212	$526,174	9.1%	5.5%

	For the Three Months Ended December 31,
(US $000's)	2017	2016	%Act	%Lfl (1)
Net revenues
Bulgaria	$25,223	$22,548	11.9%	2.5%
Czech Republic	73,515	61,814	18.9%	3.4%
Romania	63,261	54,682	15.7%	9.0%
Slovak Republic	34,373	31,083	10.6%	1.3%
Intersegment revenues	(218)	(100)	NM (2)	NM (2)
Total net revenues	$196,154	$170,027	15.4%	4.6%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

	For the Year Ended December 31,
(US $000's)	2017	2016	%Act	%Lfl (1)
OIBDA
Bulgaria	$16,841	$12,242	37.6%	34.9%
Czech Republic	83,600	77,018	8.5%	1.3%
Romania	74,435	62,016	20.0%	19.7%
Slovak Republic	24,742	15,947	55.2%	47.4%
Elimination	(8)	5	NM (2)	NM (2)
Total Operating Segments	$199,610	$167,228	19.4%	14.9%
Corporate	(34,078)	(30,320)	(12.4)%	(7.5)%
Total OIBDA	$165,532	$136,908	20.9%	16.5%

	For the Three Months Ended December 31,
(US $000's)	2017	2016	%Act	%Lfl (1)
OIBDA
Bulgaria	$9,868	$3,276	201.2%	178.3%
Czech Republic	34,470	30,665	12.4%	(2.0)%
Romania	21,985	16,986	29.4%	23.3%
Slovak Republic	13,403	10,779	24.3%	14.0%
Elimination	(35)	(4)	NM (2)	NM (2)
Total Operating Segments	$79,691	$61,702	29.2%	16.9%
Corporate	(12,052)	(8,246)	(46.2)%	(30.7)%
Total OIBDA	$67,639	$53,456	26.5%	14.8%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. Stock-based compensation and certain other items are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their respective OIBDA. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017, the proportion of interest and related Guarantee Fees on our outstanding indebtedness that must be paid in cash has increased. In addition to this obligation to pay more Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that are payable in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance.
For additional information regarding our business segments, see Part II, Item 8, Note 20, "Segment Data" in our Form 10-K.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s functional currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual (“% Act”) percentage movements, which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

	For the Year		For the Three Months
(US $000's)	Ended December 31,		Ended December 31,
(unaudited)	2017	2016	2017	2016
Operating income	$129,949	$105,532	$57,750	$45,461
Depreciation of property, plant and equipment	26,991	23,106	7,646	5,972
Amortization of intangible assets	8,592	8,270	2,243	2,023
Total OIBDA	$165,532	$136,908	$67,639	$53,456

	For the Year Ended December 31,
	2017	2016
Net cash generated from continuing operating activities	$95,321	$59,387
Capital expenditure, net of proceeds from disposals	(24,742)	(22,201)
Free cash flow	70,579	37,186
Cash paid for interest (includes mandatory cash-pay guarantee fees)	40,619	50,611
Cash paid for guarantee fees that may be paid in kind	1,735	7,464
Unlevered free cash flow from continuing operations	$112,933	$95,261